SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 01/31/2003
FILE NUMBER 811-5686
SERIES NO.: 5

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A                        $8,818
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                        $5,936
              Class C                        $1,016
              Class R                        $    4


73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A                        $000.1985
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                        $000.1745
              Class C                        $000.1745
              Class R                        $000.1895


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                         44,045
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                         32,972
              Class C                          5,681
              Class R                            169


74V.     1.   Net asset value per share (to nearest cent)
              Class A                        $ 6.44
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                        $ 6.45
              Class C                        $ 6.44
              Class R                        $ 6.44